ASSIGNMENT AND ASSUMPTION OF REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF REAL ESTATE PURCHASE AND SALE,      AGREEMENT (this "Assignment") is made and entered into as of the 26th day of August 2021, (the "Assignment Effective Date") by and between GRAND PRAIRIE   PARTNERS,   LLC,   an Iowa   limited   liability   company   ("Assignor"), and   RIZZUTI HOLDINGS III, LLC, an Iowa limited liability company ("Rizzuti"), and AJE PROPERTIES II L.C., an Iowa limited liability company ("AJE), as tenants-in common. Rizzuti and AJE are collectively referred to herein as "Assignee".    For value received,   and in consideration of the sum   of Ten   Dollars   ($10.00) and other   good and valuable   consideration, the receipt and sufficiency of which is hereby acknowledged, the patties hereto agree to the following recitals, terms and conditions:
1.              Recitals. Assignor is the Buyer under that certain Purchase and Sale Agreement dated   as of July   8, 2021, by and between Assignor   and AEI NET   LEASE   INCOME   & GROWTH FUND XX LIMITED PARTNERSHIP,  a Minnesota limited partnership, and  AEI INCOME & GROWTH FUND 27 LLC, a Delaware limited liability company, collectively as Seller, as amended by that certain   First Amendment to Purchase and Sale Agreement dated effective as of August 9, 2021 (collectively, the "Contract") with respect to the real property located   at and commonly   known   as 1600 North Milwaukee   Avenue, Vernon   Hills, Illinois 60061, as more specifically described in the Contract (the "Property").
2.          Assignment and Assumption.   Assignor hereby assigns, sets over, transfers, and conveys to Assignee all of Assignor's right, title and interest (i) as Buyer under the Contract and (ii) under   all estoppel certificates and letters   delivered  to Assignor   in connection with the Contract;   and Assignee hereby   agrees to and   accepts such assignment. Assignee expressly assumes and agrees to keep, perform, and fulfill all of the terms, conditions, covenants, and obligations required of Assignor under the Contract subsequent to the date of this Assignment. Assignor agrees to remain fully liable for performance of the obligations, terms and conditions of the Contract as if it were still a party to the Contract,   and this Assignment shall not relieve Assignor of its obligations under the Contract.
3 .               Assignor Representation and Warranty.   Assignor represents and warrants that it is the Buyer under the Contract, and that it has not sold, assigned, transferred, or encumbered such interest in any way to any other person or entity.
4.         Assignee's Indemnification of Assignor.   Assignee agrees to indemnify, defend, protect and hold Assignor harmless from and against all liabilities,  obligations, actions, suits, proceedings   or claims, and all costs and expenses, including but not limited to reasonable attorneys' fees, incurred in connection with the Contract  to the extent accruing on or after the Assignment  Effective Date or based upon or arising out of any breach or alleged breach of the Contract by Assignee accruing or alleged to have accrued on or after the Assignment Effective Date.
5.            Assignor's Indemnification of Assignee. Assignor agrees to indemnify, defend, protect and hold Assignee harmless from and  against  all liabilities, obligations, actions, suits, proceedings or claims, and all costs and expenses, including but not limited to reasonable attorneys fees, incurred in connection with the Contract to the extent accruing prior to the Assignment Effective Date or based upon or arising out of any breach or alleged breach of the Contract by Assignor   accruing or alleged to have accrued prior to  the Assignment Effective Date.
6.         Title to the Property.   Provided that the purchase and sale of the Property  as contemplated by the Contract proceeds to closing, Rizzuti and AJE agree  that each shall take title to an undivided 50% tenant in common interest in the Property at such closing.
7.         Binding Effect.    This Assignment shall be binding upon and shall inure to the benefit of the parties and their representatives, successors and assigns.
8.           Governing   Law.     This   Assignment   shall be governed   by   and   construed   in accordance with the laws of the State of Iowa.
9.        Counterparts.   This Assignment may be executed   in one or more counterparts, each of which shall be deemed   an original and all of which, when taken  together,   shall be deemed to be one Assignment.   This Assignment may be executed via, and the parties hereto may rely on, electronic signatures   (e.g., DocuSign)   and electronically transmitted copies of executed counterparts  (e.g., e-mail or facsimile)   as if such copies were for all intents   and purposes originals, and all such signatures shall be binding upon the parties hereto
(signatures on following page)

In witness whereof, the parties have executed this Assignment as of the Assignment
Effective Date.

ASSIGNOR:

GRAND PRAIRIE PARTNERS, LLC
An Iowa limited liability company

By:  /s/ James Rizzuti
James Rizzuti, Managing Member

ASSIGNEE:

RIZZUTI HILDINGS III, LLC,
an Iowa limited liability company

By:  /s/ James Rizzuti
James Rizzuti, Manager

AJE PROPERTIES II L.C.,
an Iowa limited liability company

By:  /s/ Andre J Ekis
Andre J Ekis, Manager